UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

__________________

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): June 26, 2019
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Civeo Corporation
(Exact name of registrant as specified in its charter)

British Columbia, Canada (State or other jurisdiction of incorporation or organization)	1-36246 (Commission File Number)	98-1253716 (I.R.S. Employer Identification No.)

Three Allen Center 333 Clay Street, Suite 4980 Houston, Texas 77002 (Address and zip code of principal executive offices)

Registrant’s telephone number, including area code: (713) 510-2400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Shares, no par value	CVEO	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Appointment of Principal Accounting Officer
On June 26, 2019, Carolyn J. Stone was appointed by the Board of Directors to serve as the principal accounting officer of Civeo Corporation (the “Company”). Ms. Stone, 46, currently serves as the Chief Accounting Officer and Vice President, Controller and Corporate Secretary of the Company and has served as Vice President, Controller and Corporate Secretary of the Company since May 2014.
Ms. Stone was not selected to the office described above pursuant to any arrangements or understandings with the Company or with any other person. There is no family relationship between Ms. Stone and any director or executive officer of the Company, and there are no related party transactions between Ms. Stone and the Company that would require disclosure under Item 404(a) of Regulation S-K.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 28, 2019

CIVEO CORPORATION

By: /s/ Frank C. Steininger ,
Name:    Frank C. Steininger

Title:	Executive Vice President, Chief Financial Officer and Treasurer